Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of MobiTV, Inc. of our report dated August 31, 2011, relating to the consolidated financial statements of MobiTV, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

San Jose, California

December 29, 2011